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                                                                   EXHIBIT 23.2


                         CONSENT OF WILLIAMS-KEEPERS LLP


        We consent to the inclusion in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated August 1, 1997 (except with respect to Note 18 of the Notes to Consolidated Financial Statements as to which the date is June 1, 1998) which appears on page F-2 of the Registration Statement, and to the reference to us under the heading "EXPERTS" in this Registration Statement.


                                    Williams-Keepers LLP

                                       /s/ Williams-Keepers LLP
                                    ---------------------------------

June 1, 1998